Exhibit 10.14

EXECUTION COPY

MARCH 30, 2011

INVESTMENT AGREEMENT

dated as of March 30, 2011

between

COASTAL FINANCIAL CORPORATION

and

MONTLAKE CAPITAL II, L.P.

MONTLAKE CAPITAL II–B, L.P.

a Delaware State Limited Partnership

i

Exhibit A to Investment Agreement

From of Opinion

Exhibit B to Investment Agreement

Expense Agreement

INDEX OF DEFINED TERMS

Location of Definition
Affiliate	6.9(2)
Agency	2.2(x)(2)(A)
Agreement	Preamble
Articles of Incorporation	2.2(a)
Beneficially Own/Beneficial Owner/Beneficial Ownership	6.9(9)
Benefit Plans	2.2(p)(1)
BHC Act	1.3(c)(1)(iii)
Board Representative	4.4(e)
Business Combination	6.9(11)(C)
Business Day	6.9(7)
Capitalization Date	2.2(c)
Change in Control	6.9(11)
CIBC Act	1.3(c)(1)(i)
Closing	1.3(a)
Closing Date	1.3(a)
Common Stock/Common Shares	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Indemnified Parties	4.7(b)
Company Preferred Stock	2.2(c)
Company Option	2.2(c)
Company Reports	2.2(g)(1)
Company Restricted Stock	2.2(c)
Company Significant Agreement	2.2(k)
Control/Controlling/Controlled by/under Common Control with	6.9(3)
De Minimis Claim	4.7(d)
Disclosed Agreements	2.2(r)(2)
Disclosure Schedule	2.1(a)
Employees	2.2(p)(1)
Environmental Law	2.2(t)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(3)
ERISA Plans	2.2(p)(2)
Exchange Act	4.1(2)(b)
FDIC	2.2(b)
Federal Reserve	1.3(c)(i)
GAAP	2.1(b)
Governmental Entity	1.3(c)(1)(i)
Hazardous Substance	2.2(t)
herein/hereof/hereunder	6.9(6)

Location of Definition
including/includes/included/include	6.9(5)
Incumbent Directors	6.9(11)(A)
Indemnified Party	4.7(c)
Indemnifying Party	4.7(c)
Information	3.3(b)
Interim Financials	2.2(f)
Internal Revenue Code	2.2(c)
Insurer	2.2(x)(2)(C)
Intellectual Property	2.2(v)
Investment	Recitals
Investor	Preamble
Investor Indemnified Parties	4.7(a)
IRS	2.2(i)(2)(i)
IT Assets	2.2(v)
Liens	2.2(b)
Loan Investor	2.2(x)(2)(B)
Losses	4.7(a)
Material Adverse Effect	2.1(b)
New Security	4.3(a)
Nominating Committee	4.4(a)
Non-Qualifying Transaction	6.9(11)(C)
or	6.9(4)
Option	4.19
Parent Corporation	6.9(11)(C)
Pension Plan	2.2(p)(2)
Previously Disclosed	2.1(c)
Purchase Price	1.3(b)
Qualifying Ownership Interest	4.4(a)
Registered	2.2(v)
Regulatory Agreement	2.2(y)
Required Approvals	2.2(e)
Scheduled Intellectual Property	2.2(v)(1)
Stock Plans	2.2(c)
Subsidiary	6.9(1)
Surviving Corporation	6.9(11)(C)
Tax/Taxes	2.2(i)
Tax Return/Tax Returns	2.2(i)
to the knowledge of the Company/Company’s knowledge	6.9(10)
Transaction Deadline	5.1(b)
Transaction Expenses	3.2
Unlawful Gains	2.2(n)(5)
Voting Debt	2.2(c)
Voting Securities	4.1(a)(1)
Written Agreement	2.2(n)(4)

INVESTMENT AGREEMENT, dated as of March 30, 2011 (this “Agreement”), between Coastal Financial Corporation,

a Washington corporation (the “Company”), Montlake Capital II, L.P. and Montlake Capital II-B, L.P., each a limited partnership (each herein individually and collectively the “Investor”).

RECITALS:

A. The Investment. The Company is offering, pursuant to a private placement offering to private equity investors and accredited investors within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), up to 8,000,000 shares of its common stock, no par value (the “Common Stock”), at a purchase price of $1.00 per share (the “Offering”), and intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein. The securities to be purchased at the Closing (as defined below) are 1,750,000 shares of Common Stock for a purchase price of $1.00 per share.

B. Placement Agent. The Company has engaged Hovde Securities, LLC as placement agent in connection with the Offering. (the “Placement Agent”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closing

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor shall purchase from the Company, and the Company shall sell to the Investor 1,750,000 shares of Company Common Stock.

1.2 Reserved.

1.3 Closing. (a) Unless this Agreement has been terminated pursuant to Article V, and subject to the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Article I, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Coastal Financial Corporation , or remotely via the electronic or other exchange of documents and signature pages, as soon as practicable (the “Closing Date”), but in no event later than the second business day after the satisfaction or waiver of the conditions set forth in Article I (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions), or at such other place or such other date as agreed to by the parties hereto.

(b) Subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing in Section 1.3(c), at the Closing, the Investor shall remit to the Company by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $1,750,000 (the “Purchase Price”), and the Company shall deliver to the Investor certificates representing 1,750,000 shares of Company Common Stock to be registered to Montlake Capital II, L.P. and Montlake Capital II-B, L.P. as they shall direct in writing.

(c) Closing Conditions. (1) The respective obligation of each of the Investor and the Company to consummate the Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(i) all approvals and authorizations of, filings and registrations with, rebuttals of control and notifications to all governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”), required to consummate the Closing (including, but not limited to, (x) the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) of any notice or rebuttal of control filed by the Investor pursuant to the Change in Bank Control Act of 1978, as amended (the “CIBC Act”), (y) the granting by the Federal Reserve of the Investor’s exemption request (if any) under the Depository Institution Management Interlocks Act with respect to the Board Representative and (z) the approval, if required, of the State of Washington Department of Financial Institutions) shall have been obtained or made and shall be in full force and effect provided, however, that, with respect to the Investor, no such approval, authorization, filing, registration or notification by a Governmental Authority shall impose any restraint or condition that would be expected to impair in any respect the benefits to the Investor of the transactions contemplated by this Agreement;

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning or voting any Securities in accordance with the terms thereof and no lawsuit has been commenced by a Governmental Entity or a third party seeking to effect any of the foregoing; and

(iii) if required by the Investor, the Investor shall have received, from the Federal Reserve, written confirmation, satisfactory to the Investor in its reasonable judgment, to the effect that neither the Investor nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the Bank Holding Company Act of 1956 (the “BHC Act”) or Regulation Y of the Federal Reserve) shall be deemed to “control” the Company or the Bank after the Closing for purposes of the BHC Act by reason of the consummation of the transactions contemplated by this Agreement;

(2) The obligation of the Investor to consummate the Closing is also subject to the fulfillment or written waiver prior to the Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions) of each of the following conditions and subject to the matters set forth in Section 1.3(c) of the Disclosure Schedule:

(i) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such date);

(ii) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing under this Agreement;

(iii) any Required Approvals (other than those of any Governmental Entity) required to consummate the transactions contemplated by this Agreement shall have been made or been obtained and shall be in full force and effect as of the Closing Date; provided, however, that no such Required Approval (other than those of any Governmental Entity) shall impose any restraint or condition that would be expected to impair in any respect the benefits to the Investor of the transactions contemplated by this Agreement;

(iv) at the Closing, the Company shall have received gross proceeds from investors participating in the Offering, including the Investor and other investors including Steven D. Hovde and CJA Private Equity Financial Restructuring Master Fund I LP, in an amount not less than $5,000,000, on the same terms and conditions as set forth herein, provided that the Company shall not have agreed to enter into or entered into any transaction that resulted in, or would result in if consummated, a Change in Control of the Company;

(v) since (and excluding) the date hereof and through the Closing, no Material Adverse Effect (within the meaning of Section 2.1 (b)) shall have occurred and be continuing;

(vi) at the Closing, the Company shall have caused the Investor to receive, substantially in the forms attached hereto as Exhibit A, opinions of Gerrish McCreary Smith, PC, counsel to the Company;

(vii) the Investor shall have received a certificate, dated the Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.3(c)(2)(i) and (ii) have been satisfied or waived;

(viii) no proceedings shall have been initiated or threatened by any Governmental Entity or other governmental authority seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of Transaction, including without limitation the Offering and the Purchase contemplated hereby; and

(ix) Investor and its respective agents and representatives shall have completed, to the Investor’s satisfaction, any additional due diligence investigation of the assets and operations of the Company and the financial, organization, legal, regulatory, employment and other affairs of the Company that are appropriate based upon the information set forth in the Disclosure Schedules;

(3) The obligation of the Company to consummate the Closing is also subject to the fulfillment or written waiver prior to the Closing of the following conditions:

(i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Investor;

(ii) the Investor has performed in all material respects all obligations required to be performed by it at or prior to Closing under Section 3.1; and

(iii) the Company shall have received a certificate signed on behalf of the Investor by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.3(c)(3)(i) and (ii) have been satisfied.

1.4 Treatment of Stock Plans. The Company shall take all actions necessary to ensure the continuation of the Company Options and other awards issued under the Stock Plans in accordance with their terms as exist on the date hereof.

1.5 Termination. Other than pursuant to Article V hereof, this Agreement may not be terminated by the Investor at any time following the Investor’s delivery of an executed counterpart of this Agreement to the Company. Investor understands that, subject only to the provisions of section 1.3 (c) and Article V of this Agreement, Investor (i) is not entitled to cancel, terminate or revoke this Agreement or any of the agreements, representations or warranties of Investor hereunder, and (ii) acknowledges that this agreement is irrevocable.

ARTICLE II

Representations and Warranties

2.1 Disclosure.

(a) On or prior to the date of this Agreement, each of the Company and the Investor delivered to the other a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more of the Company’s covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Investor, as applicable.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, respectively, or (2) would or would reasonably be expected to (x) materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or (y) otherwise materially impede the consummation of the Closing and the other transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (1), any effect shall be excluded to the extent that it results from (A) changes, after the date of this Agreement, in the U.S. generally accepted accounting principles (“GAAP”), (B) general changes in the economic conditions that affect the industries in which the Company and its subsidiaries operate, (C) any acts of war, terrorism, insurrection or civil disobedience, (D) any change in law applicable to the Company or subsidiaries (not including any changes in banking or bank holding company laws, rules and regulations), (E) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor or (F) the failure of the Company to meet any internal projections, forecasts, or estimates (but not the underlying causes of such failure), in each case, to the extent that such circumstances, events, changes, developments or effects described in any of the foregoing clauses (A), (B), (C) or (D) do not have a disproportionate effect on the Company and the Company subsidiaries, taken as a whole relative to other similarly situated participants in the industries, markets or geographic areas in which the Company and its subsidiaries compete, or (3) a material and adverse effect on the legality, validity or enforceability of this Investment Agreement.

(c) “Previously Disclosed” means information set forth on a party’s Disclosure Schedule corresponding to the provision of this Agreement, to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, is duly qualified to do business and is in good standing in all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act. The Company has furnished to the Investor true, correct and complete copies of the Company’s Articles of Incorporation and bylaws, as amended, through the date of this Agreement.

(b) Subsidiaries Organizational Authority. The Company’s only subsidiary is Coastal Community Bank (the “Bank”), a Washington State chartered commercial bank, and is subject to the supervision and regulation of the Washington state Department of Financial Institutions. The Bank is a member bank of the Federal Reserve System and is subject to the regulations of the Federal Reserve Bank of San Francisco. All shares of the outstanding capital stock of the Bank are owned directly by the Company. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) or equitable interests, with no personal liability attaching to the ownership thereof. No equity security of the Bank is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of the Bank, and there are no contracts, commitments, understandings or arrangements by which the Bank is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. The Bank is duly organized, validly existing, duly qualified to do business and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Bank. Except in respect of the Bank, neither the Company nor the Bank own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Bank is duly organized and validly existing as a Washington-state chartered bank, its deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c) Capitalization. The authorized capital stock of the Company consists of 68,000,000 shares of Common Stock and 500,000 shares of preferred stock, no par value (the “Company Preferred Stock”). As of the close of business on March 30, 2011 (the “Capitalization Date”), there were 13,206,868 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding. Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, including the any other private placements of Common Stock, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Section 2.2(c) of the Disclosure Schedule sets forth the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or right to acquire shares of stock (“Company Restricted Stock”) under the Company’s 2006 Equity and Stock Option Plan (the “Stock Plans”) which is true and correct as of the date of this Agreement: (i) the name and, to the knowledge of the Company, the country and state of residence of each holder of Company Options; (ii) the number of shares of Company Common Stock subject to such Company Option, and as applicable for each Company Option, the date of grant, exercise price, number of shares vested or not otherwise subject to repurchase rights, reacquisition rights or other applicable restrictions as of the date hereof, vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions, the type of Company Option and the Company Stock Plan or other plan under which such Company Options were granted or purchased; and (iii) whether, in the case of a Company Option, such Company Option is an Incentive Stock Option (within the meaning of the Internal Revenue Code (“Code”)). The Company has made available to the Investor copies of each form of stock option agreements evidencing outstanding Company Options and has also delivered any other stock option agreements to the extent there are variations from the form of agreement, specifically identifying the holder(s) to whom such variant forms apply. As of the date of this Agreement, except for (i) the outstanding Company Options described in this Section 2.2(c) and listed on Section 2.2(c) of the Disclosure Schedule and (ii) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or oral or written agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or the Bank since December 31, 2010 and all dividends or other distributions have been declared, set aside, made or paid to the stockholders of the Company since that date. Each Company Option under the Stock Plans (i) was granted in compliance with all applicable laws and all of the terms and conditions of the

Stock Plans pursuant to which it was issued, (ii) has an exercise price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Company’s board of directors or compensation committee actually awarded such Company Option, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions, qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively. The capitalization of the Company, as of the Closing, including all Company Options or rights to Company Restricted Stock is set forth in Section 2.2 (c) of the Disclosure Schedule.

(d) Authorization.

(1) The Company has the corporate power and authority to enter into or issue, as applicable, this Agreement, and the Common Stock, and to carry out its obligations hereunder. The execution, delivery and performance, as applicable, of this Agreement, and the Common Stock by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors. This Agreement has been duly and validly executed, issued and delivered, as applicable, by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). To the Company’s knowledge, except as contemplated by this Agreement or as Previously Disclosed, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of its purchase of the Common Stock as contemplated by this Agreement. The Common Stock to be issued has been duly authorized for issuance by the Company and, when duly issued and delivered by the Company against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, shall not subject the holders thereof to personal liability and the issuance thereof will not be subject to any preemptive or other similar rights. No other corporate proceedings are necessary for the execution, issuance and delivery, as applicable, by the Company of this Agreement, and the issuance of the Common Stock, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby. The Board of Directors has resolved that the transactions contemplated hereby are in the best interests of stockholders of the Company.

(2) Neither the execution, issue, delivery and performance, as applicable, by the Company of this Agreement, and the Common Stock, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, shall (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or the Bank under any of the terms, conditions or provisions of (A) its articles of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party or by which it may be bound, or to which the Company or the Bank or any of the properties or assets of the Company or the Bank may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 2.2(e) below, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or the Bank or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Section 2.2(e) of the Disclosure Schedule lists all governmental and any other consents, approvals, authorizations, applications, registrations and qualifications that are required to be obtained in connection with or for the consummation of the transactions contemplated by this Agreement (the “Required Approvals”). Other than the securities or blue sky laws of the various states and the Required Approvals, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f) Financial Statements. Each of the audited consolidated balance sheets of the Company and the Bank and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto as of December 31, 2010, and the unaudited consolidated balance sheets of the Company and the Bank as of February 28, 2011 and the related consolidated statements of income, stockholders’ equity and cash flows for the period ending February 28, 2011, together with the notes thereto and in the form Previously Disclosed to the Investor (the “Interim Financials” and, collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Bank, (2) have been prepared in accordance with GAAP applied on a consistent basis for the periods presented, (3) present fairly in all material respects the consolidated financial position of the Company and the Bank and are consistent with any financial statements and other reports filed by the Company and the Bank filed with applicable federal and state banking authorities for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of the Interim Financials).

(g) Reports.

(1) Since December 31, 2008, the Company and the Bank have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. As of the date of this Agreement, there are no outstanding comments from any Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto.

(2) The records, systems, controls, data and information of the Company and the Bank are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Bank or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls.

(3) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company and the Bank, Stovall, Grandey & Allen, L.L.P. are with respect to the Company and the Bank, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States). The Company and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect Company’s and the Bank’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or the Bank’s internal accounting controls.

(h) Properties and Leases. The Company and the Bank have good and marketable title to all real properties and all other properties and assets owned by them (except as set forth in Disclosure Schedule 2.2(h)), in each case, free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them in any material respect. The Company and the Bank own or lease all properties as are necessary to their operations as now conducted. All leases of real property and all other leases material to the Company or the Bank pursuant to which the Company or the Bank, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default by the Company or the Bank or any event which, with notice or lapse of time or both, would constitute such a default except for such as would not reasonably be expected to have a Material Adverse Effect.

(i) Taxes. (1) Each of the Company and the Bank has filed all material federal, state, county, local and foreign Tax Returns, including information returns, required to be filed by it and all such filed Tax Returns are, true, complete and correct in all material respects, and paid all material Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. (2) (i) No Tax Returns of the Company and the Bank referred to in subsection (1) above have been the subject of an audit by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign taxing authority for the period for assessment where the statute of limitations remains open; (ii) all deficiencies asserted or assessments made as a result of any such audits have been paid in full; and (iii) no claim has ever been made by an authority in a jurisdiction where the Company and the Bank do not file Tax Returns that the Company and the Bank are or may be subject to taxation by that jurisdiction. (3) Neither the Company nor the Bank has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, that is still in effect, or has pending a request for any such extension or waiver. (4) Neither the Company nor the Bank is a party to any pending action or proceeding, nor to the Company’s knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be likely to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax returns, business or properties of the Company or the Bank which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that are not reasonably likely to have a Material Adverse Effect on the Company). (5) Except as is not reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Bank has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. (6) Neither the Company nor the Bank has been informed by any jurisdiction that the jurisdiction believes that the Company or the Bank was required to file any material Tax return that was not filed. (7) Neither the Company nor the Bank has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. (8) Neither the Company nor the Bank has liability for the Taxes of any person other than the Company or the Bank under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). (9) Neither the Company nor the Bank is currently subject to a Section 382 Limitation, as defined in Section 382 of the Code. (10) Neither the Company nor the Bank is a party to or is otherwise bound by or has any obligation under any Tax allocation or sharing agreement other than the agreement between the Company and the Bank. (11) Neither the Company nor the Bank is a party to any agreement, contract, arrangement, or plan that could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law). (12) Neither the Company nor the Bank has been a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355(a) of the Code: (i) at any time during the two-year period prior to the date hereof, (ii) at any time during the period commencing on the date hereof and ending on the Closing Date or (iii) which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with and including the transactions contemplated by this Agreement. (13) The Company does not have any 5-Percent Shareholders (as defined by Section 382(k)(7) of the Code). (14) No Ownership Change (as defined by Section 382(g) of the Code) has occurred since December 31, 2009. (15) The Company makes no representation with respect to the use of any net operating loss carryforwards, built-in losses or other tax attributes at any time following the Closing.

For the purposes of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean (1) any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, (2) liability for the payment of any amounts of the type described in clause (1) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (3) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2). For the purposes of this Agreement, the term “Tax Return” (including, with correlative meaning, the term “Tax Returns”) shall mean all federal, state, local and foreign returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and any amendments thereto) required to be filed or delivered pursuant to applicable tax laws.

(j) Absence of Certain Changes. Since December 31, 2010, (1) the Company and the Bank have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests, (3) through (and including) the date of this Agreement, no Material Adverse Effect has occurred with respect to the Company and is continuing and (4) there has not been (i) any capital expenditure or series of related capital expenditures made by or on behalf of the Company or the Bank in excess of $25,000; or (ii) any capital investment or acquisition of the securities or assets of, or series of related capital investments or acquisitions, any other person by or on behalf of the Company or the Bank involving more than $25,000 and, in the case of both clauses (i) and (ii), outside of the ordinary course of business consistent with past practice.

(k) Commitments and Contracts. The Company has Previously Disclosed or provided to the Investor or its representatives true, correct and complete copies of each of the following to which the Company or the Bank is a party or subject as of the date of this Agreement (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or the Bank);

(2) any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

(3) any material labor contract or agreement with any labor union;

(4) any contract containing covenants that limit the ability of the Company or the Bank to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or the Bank may carry on its business (other than as may be required by law or applicable regulatory authorities);

(5) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or the Bank;

(6) any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Bank;

(7) any contract relating to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $25,000, except for those issued in the ordinary course of business;

(8) any real property lease and any other lease with annual rental payments aggregating $25,000 or more;

(9) any material agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity, except for those entered into in the ordinary course of business; and

(10) any other agreement material to the business of the Company or the Bank.

Each of the Company Significant Agreements is valid and binding on the Company and the Bank, as applicable, and in full force and effect. The Company and the Bank, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement. Neither the Company nor the Bank knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. To the Company’s knowledge, as of the date of this Agreement, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Company or the Bank, on the one hand, and the Company, any current or former director or executive officer of the Company or the Bank or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than the Bank), on the other hand.

(l) Offering of Securities. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Stock or has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such Securities to the registration requirements of the Securities Act. Assuming the accuracy of the representations and warranties made by Investor contained herein and similar representations by the other investors in the Offering, the offer and sale of the Common Stock to Investor in the manner contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and any other applicable laws.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities.

(1) There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or the Bank, nor is the Company or the Bank subject to any order, judgment or decree, in each case, except as would not reasonably be expected to have a material effect on the Company.

(2) Neither the Company nor the Bank has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since December 31, 2010 in the ordinary and usual course of business and consistent with past practice and that have not had a material effect.

(n) Compliance with Laws and Other Matters; Insurance. To their best knowledge each of the Company and the Bank:

(1) in the conduct of its business is in material compliance with all, and the condition and use of its properties does not violate or infringe, except when such violation or infringement would not have a material effect, any domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, policies or guidelines, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act except when such violation or infringement would not have a Material Adverse Effect, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better;

(2) has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or the Bank; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current;

(3) is currently is complying in all material respects with, and is not under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4) has, except (i) for statutory or regulatory restrictions of general application, (ii) the Written Agreement between Coastal Financial Corporation and the Federal Reserve Bank of San Francisco, dated September 25, 2009 (the “Written Agreement”), and (iii) the Consent Order between the Bank and the Washington Department of Financial Institutions, dated January 19, 2010 (the “Consent Order”), not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or the Bank is pending or threatened;

(5) has not, since December 31, 2007 nor to its knowledge, has any other person on behalf of the Company or the Bank that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6) to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(7) is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

(o) Labor. Employees of the Company and the Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or the Bank has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no organizing activities, strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or the Bank, nor have there been for the last three years.

(p) Company Benefit Plans.

(1) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and the Bank (the “Employees”) and current or former directors of the Company, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”) are listed on Schedule 2.2(p)(1), and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. True and complete copies of all Benefit Plans listed Schedule 2.2(p)(1) including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Benefit Plans, and all amendments thereto, have been made available to the Investor.

(2) All Benefit Plans are in substantial compliance with ERISA, the Code and other applicable laws. Each Benefit Plan which is subject to ERISA (the “ERISA Plans”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither the Company nor the Bank has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company nor the Bank has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(3) Neither the Company, the Bank nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) (x) maintains or contributes to or has within the past six years maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA. All contributions required to be made under each Benefit Plan, as of the date hereof, have been timely made and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the Company Financial Statements.

(4) As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Benefit Plans. Neither the Company nor the Bank has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement. The Company or the Bank may amend or terminate any such retiree health and life plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(5) None of the transactions contemplated by this Agreement, individually or in the aggregate, shall give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any anti-dilution adjustment under the Stock Plans or the Employment Agreements or any other contract or agreement to which the Company or the Bank is a party.

(6) There has been no amendment to, announcement by the Company or the Bank relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall (v) entitle any Employee, officer or director of the Company or the Bank to unemployment compensation or severance pay or any increase in severance pay upon any termination of employment after the date hereof; (w) increase any benefits otherwise payable under any Benefit Plan; (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans; (y) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, the Investor to merge, amend or terminate any of the Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible Section 280G of the Code.

(q) Investment Company. Neither the Company nor any of the Company subsidiaries is or acts as the principal investment adviser to an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor the Bank sponsors any person that is such an investment company.

(r) Risk Management; Derivatives.

(1) The Company and the Bank have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and the Bank.

(2) All material derivative instruments, including swaps, forwards, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Bank or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or the Bank, enforceable in accordance with its terms. Neither the Company nor the Bank, nor any other party thereto, is in material breach of or has materially defaulted under any such agreement or arrangement except as listed on Schedule 2.2(s) (such agreements, the “Disclosed Agreements”).

(s) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor the Bank, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(t) Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, to their best knowledge the Company and the Bank: (i) have complied at all times with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information or threat indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they could be deemed an owner or operator of such property for purposes of any Environmental Law and (viii) have made available to the Investor copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or the Bank or any of their current or former properties or operations. For purposes of this Agreement, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component and “Hazardous Substance” means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(u) Anti-Takeover Provisions and Agreed Plan Not Applicable. The Board of Directors has taken all necessary action to ensure that, prior to the Closing (x) each of the consummation of the Investment and any other private placements of Common Stock (collectively, the “Recapitalization Transactions”) (1) shall have been approved pursuant to Section 23B.19.040(1)(a)(ii) of the Revised Code of Washington and (2) shall be deemed to be exceptions to the prohibitions and restrictions of Section 23B.19.040 of the Revised Code of Washington, (y) any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and shall not apply to the Recapitalization Transactions and (z) none of the Recapitalization Transactions shall cause any Person, solely by virtue of the consummation of any or all of the Recapitalization Transactions, to become an acquiring person.

(v) Intellectual Property.

(1) The Company has Previously Disclosed or provided to the Investor or its representatives a true, complete and correct list of all Registered Intellectual Property owned by the Company and the Bank, indicating for each Registered item the registration or application number and the applicable filing jurisdiction (the “Scheduled Intellectual Property”), and, to the knowledge of the Company, such Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree or agreement adversely affecting the use thereof by the Company or the Bank. The Company and each of the Bank owns, or is licensed to use (in each case, free and clear of any material claims, liens or encumbrances), all Intellectual Property used in or necessary for the conduct of its business as currently conducted.

(2) To the knowledge of the Company, the use of any Intellectual Property by the Company and the Bank does not currently infringe on or otherwise violate the rights of any person, and has not done so in the past five years, and such use is in accordance with any applicable license pursuant to which the Company or any of the Bank acquired the right to use any Intellectual Property.

(3) To the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or the Bank with respect to any material Intellectual Property owned by or licensed to the Company or the Company subsidiaries.

(4) Neither the Company nor any of the Bank has received any notice of any pending claim with respect to any Intellectual Property used by the Company or the Bank.

(5) To the knowledge of the Company, no Intellectual Property owned or licensed by the Company or the Bank is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(6) The IT Assets owned, used or held for use by the Company or the Bank operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business. To the Company’s knowledge, no person has gained unauthorized access to the IT Assets. The Company and the Bank have implemented reasonable backup and disaster recovery technology consistent with industry practices. The Company and the Bank take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information. The Company and the Bank have complied with all Internet domain name registration and other requirements of Internet domain registrars concerning Internet domain names that are used in the business.

For the purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights. “IT Assets” shall mean the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Bank. For purposes of this Section (w), “Registered” shall mean issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or internet domain registrar.

(w) Brokers and Finders. Except for the Placement Agent, neither the Company nor the Bank nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or the Bank, in connection with the transactions contemplated hereby.

(x) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a material effect on the Company:

(1) The Company and the Bank have complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or the Bank satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(2) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank or (C) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concern with respect to the Company’s or the Bank’s compliance with laws.

For purposes of this Section 2.2(x):

(A) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

(B) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or the Bank or a security backed by or representing an interest in any such mortgage loan; and

(C) “Insurer” shall mean a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(y) Agreements with Regulatory Agencies. Neither the Company nor the Bank is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), with the exception of the Written Agreement and the Consent Order, nor has the Company or the Bank been advised since December 31, 2010 and until the date of this Agreement by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Except as Previously Disclosed, the Company and the Bank are in compliance in all material respects with each Regulatory Agreement to which it is party or subject (including, for the avoidance of doubt, the Written Agreement and the Consent Order), and neither the Company nor the Bank has received any notice from any Governmental Entity indicating that either the Company or the Bank is not in compliance in all material respects with any such Regulatory Agreement.

(aa) As of the date hereof, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2010.

(bb) Prior to the Closing, no counterparty to any of the Disclosed Agreements (other than the Company or the Bank) has declared or otherwise asserted that an event of default has occurred under any of the Disclosed Agreements, and as of immediately prior to the Closing, no event of default shall exist with respect to any of the Disclosed Agreements.

(cc) As of the date hereof, the Bank shall have at least $105,000,000 in core deposits (including money market, demand, checking, savings and transactional accounts and excluding secured governmental deposits and certificates of deposits) and at least $80,000,000 certificates of deposits, excluding governmental and brokered deposits.

(dd) Neither the Company nor the Bank is in violation of (i) any term of its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, or is in material violation of (ii) any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound; or (iii) of any applicable law, ordinance, rule or regulation or any applicable order, judgment or decree of any court or governmental authority.

(ee) Except for the Written Agreement and the Consent Order, and except for restrictions of applicable State and Federal laws and regulations, there are no contractual encumbrances or restrictions or requirements on the ability of the Company or the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party.

(ff) Except as Previously Disclosed or with respect to the investors designated on Schedule I hereto, none of the terms in the Offering offered to another investor therein is more favorable than any provision of this Agreement, and no such other investor has been offered any rights under any “side letter” which have not also been offered to Investor.

(gg) The Company and the Bank carry, or are covered by, insurance in such amounts and covering such risks as deemed reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(hh) To the best knowledge of the Company, all of the loans represented as assets of the Company or the Bank in the Company Financial Statements, in all material respects, meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material effect.

2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a) Organization and Authority. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has full power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Investor has the partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor and no further approval or authorization by any of the partners is required. The signatures on the Agreement are genuine, and the signatory has been duly authorized to execute the same; and the Agreement constitutes the legal, valid and binding obligations of the Investor, and are enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). To the Investor’s knowledge, except as contemplated by this Agreement or as Previously Disclosed, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of its purchase of the Common Stock as contemplated by this Agreement.

(2) Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, shall (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its partnership agreement or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Financial Capability. At Closing, the Investor shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(e) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(f) Ownership. As of the date of this Agreement, the Investor is not the owner of record or the Beneficial Owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity linked security of the Company or the Bank.

(g) No Joint Activity or Participation. Investor (i) has no present intention of acquiring control of the Company, as “control” is defined in 12 C.F.R. Part 225, (or any other applicable banking regulation); (ii) will not acquire control in the future without the prior approval of all applicable Government Entities; and (iii) is not participating, has not participated with, and has no current intention to participate in the future with any other investor in the Offering in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of, or exerting control over, the Company. Except as previously disclosed to the Company, Investor is not an Affiliate of any other investor in the Company. Other than this Agreement, Investor has no agreement, arrangement or understanding with any other person for the purpose of acquiring, holding, controlling, voting, distributing or disposing of any securities of the Company. Any such agreement, arrangement or understanding shall be subject to the prior written approval of the Company and compliance with any applicable regulatory requirements. In making its decision to invest in the Company Common Stock, the Investor has conducted its own due diligence review and has not participated in or relied upon the due diligence review of any other investor or any person or entity affiliated with any other investor.

(h) Investor understands and acknowledges that the certificates evidencing the Common Stock to be purchased hereunder will bear substantially the legend contained in Section 4.5 of this Agreement.

(i) The Investor represents and warrants that neither the Company nor the Placement Agent is acting as a fiduciary or financial or investment adviser for the Investor.

(j) The Investor represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Company, the Placement Agent or their respective legal counsel, advisors and agents and no independent counsel has been retained to represent Investor or any other Investor.

(k) The Investor acknowledges that it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company, together with the representations and warranties of the Company set forth in this Agreement, that the Investor considers sufficient for purposes of its purchase. The Investor represents and warrants that (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (ii) it has had a reasonable opportunity to ask questions of and receive answers from officers of the Company concerning the Company’s financial condition and results of operations and the purchase of the Common Stock, and any such questions have been answered to its satisfaction, (iii) it has had the opportunity to review all publicly available records and filings concerning the Company and the Bank and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (iv) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary. The Investor further represents and warrants that, except for the Company’s management, no person has been authorized by the Company to make any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Agreement or otherwise provided to the Investor in connection with this Offering.

(l) The Investor acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the securities purchased hereby has been made to it.

(m) The Investor acknowledges and agrees that the Offering involves securities for which only a limited trading market exists, thereby requiring any investment to be maintained for an indefinite period of time. The purchase of the Common Stock involves risks which the Investor has evaluated, and the Investor is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Investor’s overall commitment to investments that are not readily marketable is not, and its acquisition of the Common Stock will not cause such overall commitment to become, disproportionate to its net worth and the Investor has adequate means of providing for its current needs and contingencies.

(n) The Investor acknowledges and agrees that once funds are transferred in payment of the Purchase Price and the other conditions to Closing are satisfied or, if waivable, waived by the Company or the Investor, as applicable, the Company may schedule Closing in its sole discretion and such will be immediately released to the Company upon completion of Closing.

(o) Investor agrees to provide any information requested by the Company which the Company reasonably believes will enable the Company to (i) comply with all applicable laws, rules and regulations, including without limitation any anti-money laundering and any other laws, rules and regulations applicable to the Company or to any investment held or proposed to be held by the Company, and (ii) determine whether or not Investor is, or will be as of Closing, an “accredited investor” as defined in Regulation D, promulgated under the Securities Act.

(p) Investor acknowledges and agrees that: (i) neither the Company nor the Placement Agent has provided legal or tax advice or acted as or is an agent or employee of or has advised Investor in connection with the investment in the Company by Investor; (ii) no federal, state, local or foreign agency has passed upon the Common Stock or made any finding or determination as to the fairness of this investment and (iii) the Common Stock is not a savings account, deposit or other obligation of a depository institution and is not insured by the FDIC or any other Governmental Entity (as defined herein).

(q) The Investor represents and warrants that it has been given access to information regarding the Company (including the opportunity to meet with officers of the Company) and have utilized such access to its satisfaction for the purpose of obtaining such information concerning the Company and the Common Stock as the Investor has deemed necessary to make an investment decision.

(r) Investor has reviewed the merits of investing in the Company and has reached its decision to invest in the Company independently from any other investors in the Company.

Investor authorizes the Placement Agent to rely on and agrees that Placement Agent shall be a third party beneficiary of all of Investor’s representations and warranties contained in this Agreement and in any investor questionnaire.

ARTICLE III

Covenants

3.1 Filings; Other Actions.

(a) Each of the Investor and the Company shall cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, including the Additional Agreements set forth in Article IV, necessary or advisable to consummate the transactions contemplated by this Agreement and to perform covenants contemplated by this Agreement; the Investor shall make or file any such applications, notices, petitions or filings required to be made by it with Governmental Entities as promptly as practicable, and in any event not later than the date that is 10 calendar days, after the date of this Agreement; provided, however, that nothing in this Agreement shall obligate the Investor to provide any of its, its Affiliates’ or its control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information. In furtherance and not in limitation of the foregoing, the Investor and the Company will use reasonable best efforts to seek and obtain the written confirmation described in Section 1.3(c)(2)(iii), and in the event that the Federal Reserve demands changes to the structure of the transactions contemplated by this Agreement as a condition precedent to providing such written confirmation, each of the Investors and the Company will cooperate and consult with the other and use all reasonable efforts to make such changes, subject to Section 4.12; provided that no such changes shall, in the Investor’s sole discretion, adversely affect the economic and accounting aspects of the transactions contemplated by this Agreement with respect to the Investment and/or the Company and its Affiliates. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the Investor shall use its reasonable best efforts to promptly obtain, and the Company shall cooperate as may reasonably be requested by the Investor and use its reasonable best efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities (including the Investor’s notice to the Federal Reserve pursuant to the Change in Bank Control Act, as amended, and applicable rules and regulations thereunder and application to the FDIC pursuant to the Depository Institution Management Interlocks Act and applicable rules and regulations thereunder), for the transactions contemplated by this Agreement. Each of the Investor and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case, subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners and stockholders and such other matters as may, in the written opinion of counsel for the Company, be necessary in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the Closing.

3.2 Expenses.

(a) Except as set forth in Exhibit B or otherwise agreed to in writing, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

3.3 Access, Information and Confidentiality.

(a) From the date of this Agreement, until the date when the shares of Common Stock owned by the Investor represent less than 4.9% of the outstanding Common Shares, the Company shall ensure that upon reasonable notice, the Company and the Bank shall use reasonable efforts to afford to the Investor and its representatives (including officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) such access during normal business hours to its books, records (including Tax returns and appropriate work papers of independent auditors under normal professional courtesy), properties and personnel and to such other information as the Investor may reasonably request.

(b) Except as otherwise provided in Section 6.15, each party to this Agreement shall hold, and shall cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities.

(c) The Company shall promptly provide the Investor with written notice of the occurrence of any circumstance, event, change, development or effect occurring after the date hereof and relating to the Company or the Bank of which the Company has knowledge and which constitutes a Material Adverse Effect or otherwise cause or render any of the representations and warranties of the Company set forth in this Agreement to be inaccurate.

3.4 Conduct of the Business. Prior to the earlier of the Closing Date or the termination of this Agreement pursuant to Section 5.1, the Company shall, and, shall cause the Bank to: (a) use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and the Bank’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, that nothing in this clause (a) shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law or imposed by any Governmental Entity, (b) if the Company shall (1) declare or pay any dividend or distribution (other than ordinary cash dividends consistent with past practices) on any shares of Company capital stock, or (2) take any action that would require any adjustment to be made under the terms of the Securities as if such Securities were issued on the date of this Agreement, make appropriate adjustments with respect to the Investor such that the Investor shall receive the benefit of such transaction as if the Securities to be issued to the Investor at the Closing had been outstanding as of the date of such action and (c) to the extent reasonably practicable, shall consult with the Investor prior to taking any material actions outside of the ordinary course of business. Additionally, except as required pursuant to existing written, binding agreements in effect prior to the date of this Agreement and set forth in Section 3.4 of the Disclosure Schedule, the Company shall and shall cause the Bank to not take any of the following actions: (i) grant or provide any severance or termination payments or benefits to any director, officer or Employee of the Company or the Bank; (ii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or Employee of the Company or the Bank; (iii) establish, adopt, amend or terminate any Benefit Plan or amend the terms of any outstanding equity-based awards; (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, to the extent not already provided in any such Benefit Plan; (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (vi) forgive any loans to directors, officers or Employees of the Company or the Bank.

ARTICLE IV

Additional Agreements

4.1 Agreement. The Investor agrees that until such time as the Investor no longer has a Qualifying Ownership Interest, without the prior approval of the Board of Directors, neither the Investor nor any of its Affiliates shall, directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities if such acquisition would result in the Investor or its Affiliates: (i) being deemed to “control” the Company within the meaning of either the BHC Act or the CIBC Act; (ii) owning in the aggregate 25% or more of the total equity of the Company, provided, however, if the aggregate Beneficial Ownership by the Investor and its Affiliates constitutes less than 15% of any class of voting securities of the Company, the Investor may make any acquisition that would result in the Investor and its Affiliates owning, in the aggregate, less than 33% of the total equity of the Company; (iii) or having Beneficial Ownership or control of 25% or more in aggregate of the outstanding shares of a class of voting securities (in each case in (ii) and (iii), within the meaning of the BHC Act and Regulation Y). For the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investor or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account.

(1) For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

(2) Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided, that the Investor does not provide to such entity any non-public information concerning the Company or the Bank and such portfolio company is not acting at the request or direction of or in coordination with the Investor; and provided, further, that ownership of such shares is not attributed to the Investor under the BHC Act and the rules and regulations promulgated thereunder.

(b) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or the Bank;

(c) propose a director (other than the Board Representative) or slate of directors in opposition to a nominee or slate of nominees proposed by the management or Board of Directors of the Company or the Bank, or call or seek to call a meeting of the stockholders of the Company or any of the Company subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Company subsidiaries, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to otherwise influence or control the management, board of directors or policies of the Company or the Bank;

(d) bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither the Investor nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to the Investor or any of its Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;

(e) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into any acquisition transaction, merger or other business combination relating to all or part of the Company or the Bank or any acquisition transaction for all or part of the assets of the Company or the Bank or any of their respective businesses;

(f) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing; provided, that without limiting the Investor’s obligations under Section 4.12, nothing in this Section 4.1 shall prevent the Investor or its Affiliates from voting or disposing of any Voting Securities then Beneficially Owned by the Investor or its Affiliates in any manner; provided, further, that nothing in clauses (b), (c) or (e) of this Section 4.1 shall apply to the Investor’s Board Representative solely in his or her capacity as a director of the Company;

(g) enter into any agreement with the Company or the Bank that substantially limits the discretion of the Company’s management over major policies and decisions; or

(h) dispose or threaten to dispose of Investor’s equity interests in the Company as a condition or inducement of specific material action or non-action by the Company or the Bank.

4.2 No Rights Agreement. The Company shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the Investor’s rights to acquire up to the caps set forth in Section 4.1.

4.3 Gross-Up Rights.

(a) Sale of New Securities. After the Closing, for so long as the Investor owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering provisions of this Section 4.3), at any time that the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors (so long as the authorized awards under the Company’s stock incentive plans represent less than 10% of the outstanding shares of capital stock) or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case, in the ordinary course of providing incentive compensation, (2) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction (together an “Excluded New Issuance”)) the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Articles of Incorporation and bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor, and the denominator of which is the number of shares of Common Stock then outstanding. Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent that such purchase would result in the Investor exceeding the ownership limitations set forth in Section 4.1(a).

(b) Notice. In the event the Company proposes to offer or sell New Securities that are subject to the Investor’s rights under Section 4.3(a), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than five business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Investor shall have 10 business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.3 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such 10 business day period shall be deemed to be a waiver of the Investor’s rights under this Section 4.3 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Investor exercises its rights provided in this Section 4.3, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time may be extended for a maximum of 30 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Investor agree to use their commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4.3 within the 10 day period described in Section 4.3(b) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.3(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.3 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within such 90-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

4.4 Governance Matters. (a) The Company shall cause the Board Representative to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and the Bank and to the approval of the Company’s and Bank’s Nominating Committees (each the “Nominating Committee”) (such approval not to be unreasonably withheld or delayed), to the Board of Directors of the Company and the Bank as soon as reasonably practical following the Closing and thereafter as long as the Investor owns in aggregate 4.9% or more of the number of shares of Common Stock outstanding (the “Qualifying Ownership Interest”). Investor shall not have or seek to have more than one representative on the Board of Directors of the Company or the Bank. The Company shall be required to recommend to its stockholders the election of the Board Representative to the Board of Directors at all of the Company’s applicable annual meetings, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and the Bank and to the approval of the Nominating Committees (such approval not to be unreasonably withheld or delayed). If the Investor no longer has a Qualifying Ownership Interest, the Investor shall have no further rights under Sections 4.4(a) through 4.4(c) and, in each case, at the written request of the Board of Directors, shall use all reasonable best efforts to cause their Board Representative to resign from the Boards of Directors as promptly as possible thereafter. The Boards of Directors shall cause the Board Representative to be appointed to two committees of the Boards as shall be selected by the Board Representative, so long as the Board Representative qualifies to serve on such committees under the applicable rules of the NASDAQ, the SEC and the Company’s corporate governance guidelines and the charters of such committees. At all times of service as a Director, the Board Representative shall not be eligible and is strictly prohibited from being nominated, elected or appointed to serve as Chairman of the Board or as Chairman of any Board committee, so long as the Investor has a Qualifying Ownership Interest.

(b) The Board Representative shall, subject to applicable law, be the Company’s and the Nominating Committees nominees to serve on the Boards of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the stockholders of the Company and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other nominees to the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Bank by the Company as the majority shareholder.

(c) Subject to Section 4.4(a), upon the death, resignation, retirement, disqualification or removal from office of the Board Representative, the Investor shall have the right to nominate a replacement for the Board Representative, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Company and the Bank. The Board of Directors of the Company shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Boards of Directors, and the Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Boards of Directors or any committee thereof, to the same extent as the other members of the Boards of Directors. The Company shall notify the Board Representative of all regular meetings and special meetings of the Board of Directors and of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(e) For purposes of this Agreement, “Board Representative” means Andrew R. Dale or such successor as the Investor shall designate as provided herein. Until his appointment as a member of the Boards is effective, the Board Representative shall be entitled to attend Board meetings of the Company and the Bank as a non-voting observer. The appointment of the Board Representative as a director of the Company and the Bank shall be subject to Federal Reserve approval.

4.5 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement shall bear a legend substantially to the following effect:

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MARCH 30, 2011, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.6 Adjustment to Number of Shares Issued. In the event the Company shall, at any time during the two year period following the Closing Date and for so long as the Investor has a Qualifying Ownership Interest, issue, sell or exchange any New Security other than in an Excluded New Issuance, for a consideration per share less than $1.00 per share (the consideration for any such issuance the “Dilutive Price” and any such issuance, sale or exchange a “Dilutive Transaction”), then and thereafter successively upon the consummation of any Dilutive Transaction, the Investor shall issue and deliver to the Investor certificates representing such number of additional shares of Company Common Stock in an amount such that, when added to the number of shares delivered to the Investor at Closing (or previously pursuant to this Section 4.6), the Investor has received an aggregate number of shares equal to the amount Investor would have received if Investor had purchased shares at a per share purchase price equal to the Dilutive Price for an aggregate purchase price equal to the Purchase Price. The Investor may elect to receive such securities in nonvoting form. Such shares shall be registered in the name of the Investor.

4.7 Indemnity. (a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Investor Indemnified Parties”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable out-of-pocket attorneys’ fees, expenses and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations, warranties or certifications, as applicable (x) in this Agreement or (y) in the certificate delivered pursuant to Section 1.3(c)(2)(vii) and (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings arising out of the transactions contemplated by this Agreement and the terms of the Securities (other than any Losses attributable to the errors or omissions on the part of the Investor, but not including the transactions contemplated hereby and other than any Losses relating to any specific claim where proceedings are initiated by the Investor or any Investor Indemnified Party where the Investor or such Indemnified Party is not the substantially prevailing party with respect to such claim).

(b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Company Indemnified Parties”), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it shall not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) The Company shall not be required to indemnify any Investor Indemnified Party for any claims pursuant to Section 4.7(a)(1) if the amount of Losses incurred with respect to such claims are less than $25,000 in the aggregate(, in which event the Company shall be responsible for the amount of all such claims. The Investor shall not be required to indemnify any Company Indemnified Parties for any claims pursuant to Section 4.7(b)(1) if the amount of Losses incurred with respect to such claims are less than $25,000 in the aggregate(, in which event the Investor shall be responsible for all such claims.

(e) No indemnity obligation under this Section 4.7 shall result from a breach of the representation set forth in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.3(a) or 2.3(b). The cumulative indemnification obligation of (1) the Company to all of the Investor Indemnified Parties or (2) the Investor to all of the Company Indemnified Parties, in each case, for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.

(f) The obligations of the Indemnifying Party under this Section 4.7 shall survive the Transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of this Agreement and any other Transaction Document. The indemnity provided for in this Section 4.7 shall be the sole and exclusive remedy, except as provided for in Section 6.16, of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided, that nothing herein shall limit in any way any such party’s remedies in respect of intentional and willful fraud, intentional and willful misrepresentation or omission or intentional and willful misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party to this Agreement (or any of its Affiliates) for any consequential (i.e., speculative damages and damages and expenses that arise solely from special circumstances of the Indemnified Party that have not been communicated to the Indemnified Party) or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof, except the foregoing limitation on punitive damages shall not apply if such damages are sought as a result of a claim brought by a Person or entity not a party to this Agreement. The indemnification rights contained in this Section 4.7 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g) Any indemnification payments pursuant to this Section 4.7 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.8 Reserved.

4.9 Reserved.

4.10 Reserved.

4.11 Voting and Equity. Notwithstanding anything to the contrary in this Agreement, the Investor together with its Affiliates shall not have the ability to exercise any voting rights of any Securities in excess of 9.9% of the total outstanding Voting Securities of the Company unless the Investor has made all the required filings and received all the required approvals contemplated by Section 3.1(a), and shall not acquire any equity in the Company in excess of 24.9% of the total outstanding equity of the Company (or, if the Investor and its Affiliates in the aggregate own less than 15% of any class of voting securities of the Company, 33% of the total outstanding equity of the Company) unless the Investor has received all the required approvals contemplated by Section 3.1(a).

4.12 Additional Regulatory Matters. So long as the Investor has a Qualifying Ownership Interest:

(a) each of the Company and the Investor agree to cooperate and use its reasonable best efforts to communicate with each other with respect to their respective purchases of equity capital securities of the Company with the objective, among other things, that Company repurchases not cause the Investor or its Affiliates to be deemed to become, or “control”, a “bank holding company” with respect to the Company and its Affiliates within the meaning of the BHC Act or CBIC Act, including the rules and regulations promulgated thereunder (or any successor provision);

(b) the Company shall not take any action, (including, any redemption, repurchase or recapitalization of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata proportion) that, based on the advice of legal, could cause the Investor or any of its Affiliates to be deemed to become, or “control”, a “bank holding company” with respect to the Company and its Affiliates within the meaning of the BHC Act or CBIC Act, including the rules and regulations promulgated thereunder (or any successor provision); provided, however, that the Company shall not be deemed to have violated this Section 4.12(b) if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent the Investor’s pro rata proportion and the Investor fails to so participate; and

(c) the Investor shall not take, permit or allow any action that would cause the Bank to become a “commonly controlled insured depository institution” (as that term is defined for purposes of 12 U.S.C. §1815(e), as may be amended or supplemented from time to time, and any successor thereto).

In the event that either party hereto, as applicable, breaches its obligations under this Section 4.12 or believes that it is reasonably likely to breach such obligations, it shall immediately notify the other party and shall cooperate in good faith with such other party to modify an ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.13 Most Favored Nation. Subject to Section 4.13 of the Disclosure Schedule, the Company shall not offer any investors in other private placements, or any other capital raising transaction occurring at the same time as the transactions contemplated by this Agreement terms more favorable, in form or substance, than those offered in connection with the Investment, unless the Investor is also provided with such terms.

4.14 No Change in Control. The Company shall and shall cause the Bank to take all actions necessary to ensure that none of the transactions contemplated by this Agreement, or other private placements, if any, individually or in the aggregate, shall give rise to a change in control under, or result in the breach or the violation of, or the acceleration of any right under, or result in any additional rights, or the triggering of any antidilution adjustment under any Stock Plans, or employment agreements or any other contract or agreement to which the Company or the Bank is a party, including without limitation having any such contracts or agreements waived in writing or amended prior to Closing.

4.15 Reserved.

4.16 Reserved.

4.17 Reserved.

4.18 Certain Other Transactions.

(a) Notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investor (in a form that is reasonably satisfactory to the Investor) that the terms of this Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the Securities (or such shares of stock or other securities or property (including cash) into which the Securities may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control.

(b) In the event that, at or prior to the Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Common Stock, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Common Stock to be issued to the Investor at the Closing under this Agreement shall be equitably adjusted and/or the shares of Common Stock to be issued to the Investor at the Closing or pursuant to Section 4.6 under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(c) Reserved.

(d) Reserved.

(e) Until the first day of a taxable year of the Company to which the Board of Directors determines that no Tax Benefit of the Company, or any direct or indirect subsidiary thereof, may be carried forward, the Company shall not take any action with respect to its stock or any “options” (within the meaning of Section 1.382-4(d) of the Treasury Regulations) to acquire its stock following the Closing, unless the Company shall have first received an unqualified opinion (based on reasonable assumptions and factual representations) of nationally recognized tax counsel or a private letter ruling from the Internal Revenue Service, in either case to the effect that such action would not cause an “ownership change” of the Company (within the meaning of Section 382(g) of the Code and applicable Treasury Regulations), taking into account the maximum reasonably expected effect of the exercise of any outstanding “options” (as defined above).

(f) Notwithstanding anything in the foregoing, the provisions of this Section 4.18 shall not be triggered by (i) the transactions contemplated by the Offering, (ii) any issuances of options, restricted stock units or other equity-based awards granted to newly-appointed directors, employees or consultants of the Company at or around the same time as the Investment, (iii) any other private placements of Common Stock by the Company at or about the same time as the transaction contemplated by the Offering, or (iv) the issuance of Common Stock to such persons described in (ii), including upon exercise of any such options (not to exceed 2.5% of the capital stock of the Company on a fully-diluted basis).

4.19 Option. The Company hereby grants to the Investor an Option, exercisable on one or more occasions, to purchase for $1.00 per share up to 3,250,000 additional shares of Common Stock or other similar non-voting shares of the Company (“Option”); provided the exercise of said Option shall not cause the Investor to be deemed to control more than 9.9% of any class of voting securities of the Company within the meaning of 12 C.F.R. Part 225 without the receipt of any necessary regulatory approvals. The Option shall expire on the first anniversary of the Agreement and shall be of no further force or effect. Any such Common Stock shall be voting or non-voting at the direction of the Investor.

4.20 Non-Voting Shares. The Company shall authorize non-voting shares of its capital stock, with terms and conditions otherwise materially equivalent to the terms and conditions applicable to its Common Stock, as are required by the Company and the Investor in order to comply with the terms of this Agreement and the implicit rights of the Investor under this Agreement to acquire additional shares or to convert or exchange any portion of the Common Stock held by it to or for non-voting shares, by the issuance of non-voting shares under certain conditions if regulatory approval for the acquisition of additional voting shares or the continued holding of any portion of the Common Stock held by the Investor cannot be reasonably obtained. The Investor shall have the right, upon notice to the Company, to convert all or a portion of voting shares held by the Investor into an equivalent number of non-voting shares. Such non-voting shares shall be subject to such transfer restrictions as are necessary to cause such non-voting shares not to be treated as voting securities for purposes of the BHCA and 12 C.F.R. Part 225.

4.21 Cooperation. The Company and the Investor shall cooperate in good faith and the Company shall use its best efforts to facilitate the exercise of the Investor’s rights under Sections 4.3, 4.6, 4.19, and 4.20, including, but not limited to, securing any required approvals or consents or issuing non-voting shares or converting voting shares to non-voting shares, as appropriate, to achieve the intent of these sections through the issuance of non-voting shares.

ARTICLE V

Termination

5.1 Termination. This Agreement shall be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Company or the Investor, upon written notice to the other party, in the event that the Closing does not occur on or before March 31, 2011 or such extended time to which the parties shall have agreed in writing (the “Transaction Deadline”); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available: (i) due to any failure by Investor to obtain required regulatory approvals by such date, provided the Investor is actively and reasonably seeking such approvals or, (ii) to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or the Investor, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by the Investor, if the Investor or any of its Affiliates receive written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve shall not grant (or intends to rescind or revoke if previously granted) the written confirmation described in Section 1.3(c)(2)(iii) or any other Required Approvals will not be granted (or the Governmental Entity intends to rescind or revoke, if such approval has been previously granted); or

(e) by the Investor, if any of the conditions to Closing set forth in Section 1.3(c)(2) are not capable of being satisfied on or before the Transaction Deadline.

5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2, Section 3.3(b) (except, in respect of any party, in connection with litigation against it by the other party or its Affiliates), Section 4.7, this Section 5.2 and Article VI (excluding Section 6.17), which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that (i) nothing herein shall relieve any party from liability for willful breach of this Agreement and (ii) in no event shall the Company be obligated to reimburse any Transaction Expenses in excess of the amounts provided for in Section 3.2.

ARTICLE VI

Miscellaneous

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 18 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7; provided, that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.3(a) and 2.3(b) shall survive indefinitely and the representations and warranties in Section 2.2(i) shall survive until 60 days after the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2 Amendment. No amendment or waiver of this Agreement shall be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.

6.3 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement shall be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles shall be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Washington for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	If to the Investor:

Montlake Capital II, L.P.

1200 Fifth Avenue, Suite 1800

Seattle, WA 98101

Attn:

Facsimile:

Email:

Montlake Capital II-B, L.P.

1200 Fifth Avenue, Suite 1800

Seattle, WA 98101

Attn:

Facsimile:

Email:

with a copy to (which copy alone shall not constitute notice):

Foster Pepper, LLC

Attn: Robert Diercks, Esq.

1111 Third Avenue, Suite 3400

Seattle, WA 98101-3299

Facsimile: (206) 749-1926

Email: dierr@foster.com

(ii)	If to the Company:

Coastal Financial Corporation

2817 Colby Avenue

Everett, WA 98201

Attn: Eric Sprink

Facsimile: (425) 338-0504

Email: esprink@coastalbank.com

with a copy to (which copy alone shall not constitute notice):

Gerrish McCreary Smith, PC

700 Colonial Road, Suite 200

Memphis, TN 38117

Attn: Jeffrey C. Gerrish

Facsimile: (901) 684-2339

Email: jgerrish@gerrish.com

6.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits and Disclosure Schedules hereto) constitutes the entire agreement, with the exception of agreements relating to expense reimbursement if any are agreed to in writing pursuant to Section 3.2, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement shall not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign any or all of their respective rights or obligations hereunder to (i) any Affiliate entity, but only if such Affiliate agrees in writing to undertake such assigned obligations of the assigning Investor hereunder for the benefit of the Company, with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Agreement. For the avoidance of doubt, each of any confidentiality agreement entered into prior to the date hereof, by and between the Company and the Investor, and any investment term sheet between the Company and the Investor entered into prior to the date hereof, shall be void and supplanted by the terms of this Agreement.

6.9 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(1) the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2) the term “Affiliate” means, with respect to any person, any person directly or indirectly Controlling, Controlled by or under Common Control with, such other person.

(3) “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”), when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(4) the word “or” is not exclusive;

(5) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(6) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(7) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Washington generally are authorized or required by law or other governmental actions to close;

(8) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(9) “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(10) “to the knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the Chief Executive Officer of the Company.

(11) “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (3) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representative will be treated as an Incumbent Director even if the person designated to be such Board Representative should change;

(B) any person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 20% of the aggregate voting power of the Voting Securities; provided, however, that the event described in this clause (2) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any

employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 20% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”); or

(D) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

(12) “Tax Benefit” means net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any potential loss or deduction attributable to an existing “net unrealized built-in loss” within the meaning of Section 382 of the Code.

(13) “Treasury Regulations” means as the United States Treasury Regulations promulgated under the Code, as in effect from time to time.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of each Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, and the Placement Agent, for the Investor’s Representations and Warranties contained in Section 2.3 hereof, any benefit right or remedies, except that the provisions of Section 4.7 shall inure to the benefit of the persons referred to in that Section.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Certain Adjustments. If the representations and warranties set forth in Section 2.2(c) shall not be true and correct as of the Closing Date, the number of shares of Common Stock shall be, at the Investor’s option, proportionately adjusted to provide the Investor the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, (i) each of the parties hereto shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and (ii) no party hereto shall make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.17 No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or representative of the Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby and thereby.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and is effective as of the date first herein above written.

COASTAL FINANCIAL CORPORATION

By:	/s/ Eric Sprink
	Name:	Eric Sprink
	Title:	President and Chief Executive Officer

[Company Signature Page to Investment Agreement]

MONTLAKE CAPITAL II, L.P.		MONTLAKE CAPITAL II-B, L.P.

By:	/s/ Andrew R. Dale	By:	/s/ Andrew R. Dale
Name:	Andrew R. Dale	Name:	Andrew R. Dale
Title:	Managing Director	Title:	Managing Director
Tax ID:	[Intentionally Omitted]	Tax ID:	[Intentionally Omitted]

[Investor Signature Page to Investment Agreement]